EXHIBIT 16.1


                      [LETTERHEAD OF SPECTOR & WONG, LLP]
                              80 South Lake Avenue
                                   Suite 723
                               Pasadena, CA 91101


Securities and Exchange Commission
100 F. Street, NE
Washington, D.C. 20549

March 12, 2007

Ladies and Gentlemen:

         We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the change in auditor to be filed by our former client, CNS Response, Inc (formerly called Strativation, Inc.). We agree with the statements made in response to that Item insofar as they relate to our Firm.


                                    Very truly yours,

                                    /s/ Spector & Wong, LLP
                                    ------------------------
                                    Spector & Wong, LLP